EXHIBIT 10.13.7

5TH AMENDMENT OF LEASE FOR STORAGE

THIS 5th AMENDMENT OF LEASE FOR STORAGE (“5th Amendment”) is made on January 9, 2006, between T.H.S. Northstar Associates Limited Partnership, a Minnesota limited partnership (“Landlord”), whose address 625 Marquette Avenue South, Minneapolis, Minnesota 55402 and Eschelon Telecom of Minnesota, Inc., a Minnesota corporation (f/k/a Cady Communications, Inc., f/k/a Fishnet.com. Inc.) (“Tenant”), whose address is 730 Second Avenue South, Suite 900, Minneapolis, Minnesota 55402.

RECITALS

This 5th Amendment is based upon the following recitals:

A.              Landlord and Fishnet.com, Inc., a Minnesota corporation (“Fishnet.com”), entered into a Lease for Storage dated July 30, 1996 (“Lease”), for certain premises known as Suite #SB-52 (“Premises”), containing approximately 840 rentable square feet, at the sub-basement level of the Northstar Center (“NStar Building”), 110 Second Avenue South, Minneapolis, Minnesota 55402.

B.        Landlord and Fishnet.com amended the Lease as follows:

(1)   1st Amendment of Lease for Storage dated March 10, 1998, which, among other matters, extended the Lease Term to March 31, 2003 (“1st Extension”);

(2)   2nd Amendment of Lease for Storage dated March 27, 1998, which, among other matters, expanded the Premises to encompass Suite #SB-50C (“1st Expansion Space”) at the sub-basement level of the Northstar West Building, 625 Marquette Avenue South, Minneapolis, Minnesota 55402 (“NSWest Building”) (incorrectly identified in the 2nd Amendment as being located in the NStar Building), containing approximately 630 rentable square feet; and

(3)   3rd Amendment of Lease for Storage dated April 30, 1999, which, among other matters, (a) further extended the Lease Term to June 30, 2005 (“2nd Extension”) and (b) further expanded the Premises to encompass (i) Suite #SB-50 (“2nd Expansion Space”) at the sub-basement level of the NStar Building, containing approximately 942 rentable square feet, and (ii) Suite #SB-50 (“3rd Expansion Space”) at the sub-basement level of the NSWest Building, containing approximately 666 rentable square feet; and

(4)   4th Amendment of Lease for Storage dated October 31, 2000, which further expanded the Premises to encompass (i) Suite #SB-60 (“4th Expansion Space”) at the sub-basement level of the NStar Building, containing approximately 599 rentable square feet, and (ii) Suite #SB-64 (“5th Expansion Space”) at the sub-basement level of the NStar Building, containing approximately 940 rentable square feet (the Lease and the 1st, 2nd, 3rd and 4th Amendments, collectively, “Lease as amended”).

C.        Tenant is the successor to the tenant’s interest of Fishnet.com under the Lease as amended by operation of law, being the surviving entity of an April 28, 2000, merger between Fishnet.com and Cady Communications, Inc. (n/k/a Eschelon Telecom of Minnesota, Inc.).

D.        Landlord and Tenant desire to further amend the Lease as amended to further extend the Term of the Lease, modify the Rent and otherwise amend the Lease as amended accordingly.

THEREFORE, in consideration of the mutual covenants and agreements stated in the Lease as amended and below, and for other sufficient consideration received and acknowledged by each party, Landlord and Tenant agree to amend the Lease as amended as follows:

1.        RECITALS; CAPITALIZED TERMS.

All Recitals are fully incorporated. Except for those terms expressly defined in this 5th Amendment, all initially capitalized terms will have the meanings ascribed to them in the Lease as amended.

2.        EXTENSION OF LEASE TERM.

The Lease Term as it pertains to SB-52, NStar Building, SB-50, SB-50B, SB-50C NSWest Building and SB-50 Nstar Building, totally approximately 3,148 rentable square feet, and shall commence on July 1, 2005 and shall expire on June 30, 2010 (“3rd Extension Term”), unless earlier terminated as provided in the Lease as amended.

3.        RENT.

During the 3rd Extension Term, Rent for the Premises, shall be as follows:

Period	Annual Rent per RSF	Rent Payable per Month
7/1/2005 to 6/30/2006	$18.50	$4,853.17
7/1/2006 to 6/30/2007	$18.75	$4,918.76
7/1/2007 to 6/30/2008	$19.00	$4,984.33
7/1/2008 to 6/30/2009	$19.25	$5,049.92
7/l/2009 to 6/30/2010	$19.50	$5,115.50

4.        DELIVERY OF AND IMPROVEMENTS TO THE PREMISES.

Tenant currently occupies the Premises shall accept the Premises in “as-is” condition. Any other improvements to the Premises shall require Landlord’s prior written approval.

5.        REMAINING LEASE PROVISIONS.

Except as stated in this 5th Amendment, all other viable and applicable provisions of the Lease as amended shall remain unchanged and continue in full force and effect throughout the 3rd Extension Term.

6.        BINDING EFFECT.

Landlord and Tenant ratify and confirm the Lease as amended and agree that this 5th Amendment shall bind and inure to the benefit of the parties, and their respective successors, assigns and representatives as of the date first stated.

AFFIRMING THE ABOVE, the parties have executed this 5th AMENDMENT OF LEASE FOR STORAGE on the date first stated.

Witnesses:		Tenant: ESCHELON TELECOM OF MINNESOTA, INC., a Minnesota corporation

By:	/s/ Michele Speranza-di Forza	By:	/s/ Michael A. Donahue
Name:	Michele Speranza-di Forza	Name:	Michael A. Donahue
		Its:	VP Finance & Treasurer

By:		By:
Name:		Name:
Its:

Witnesses:		Landlord: T.II.S. NORTHSTAR ASSOCIATES LIMITED PARTNERSHIP, a Minnesota limited partnership By: TrizecHahn Northstar LLC, a Delaware limited liability company, as sole general partner

By:	/s/ Jean M. Wilson	By:	/s/ Cynthia K. Yott
Name:	Jean M. Wilson	Name:	Cynthia K. Yott
		Its:	Vice President & Assistant Secretary

By:		By:	/s/ Stephen E. Budorick
Name:		Name:	Stephen E. Budorick
		Its:	Vice President